Exhibit 23(i)

                                  June 29, 2000

The BSG Funds
1105 Schrock Road, Suite 437
Columbus, Ohio  43229

Gentlemen:

     A legal opinion that we prepared was filed with your Pre-Effective Amendment to your Registration Statement (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 6 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                Very truly yours,

                                /s/ Brown, Cummins & Brown Co., L.P.A.

                                Brown, Cummins & Brown Co., L.P.A.